Exhibit 99.(d)(3)

EXCESS EXPENSE AGREEMENT

Excess Expense Agreement dated as of June 16, 2011, between POWERSHARES EXCHANGE-TRADED FUND TRUST, a Massachusetts business trust (the “Trust”) and INVESCO POWERSHARES CAPITAL MANAGEMENT LLC (the “Adviser”), a Delaware limited liability company registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

WHEREAS, Invesco PowerShares Capital Management LLC is the investment adviser of the Trust;

WHEREAS, the Adviser agrees to waive fees and/or absorb certain expenses of the funds of the Trust listed in Schedule A (the “Funds”), each a portfolio of the Trust, in order to maintain expense ratios of the Funds at or below a predetermined level (the “Expense Caps”); and

WHEREAS, the Trust desires to induce the Adviser to waive fees and/or absorb expenses of the Funds to the extent necessary to maintain the expense ratios of the Funds at or below the Expense Caps.

NOW, THEREFORE, the parties hereto agree as follows:

1.             The Adviser agrees to waive the advisory fee and/or reimburse expenses for the Funds as follows:

(a) to the extent necessary to prevent the operating expenses of each of PowerShares Dynamic Market Portfolio and PowerShares Dynamic OTC Portfolio (excluding interest expenses, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in Securities and Exchange Commission (“SEC”) Form N-1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A.

(b) to the extent necessary to prevent the operating expenses of each of PowerShares FTSE RAFI US 1000 Portfolio, PowerShares FTSE RAFI US 1500 Small-Mid Portfolio, PowerShares S&P 500 High Quality Portfolio, PowerShares Morningstar StockInvestor Core Portfolio, PowerShares Fundamental Pure Large Growth Portfolio, PowerShares Fundamental Pure Large Value Portfolio, PowerShares Fundamental Pure Large Core Portfolio, PowerShares Fundamental Pure Mid Core Portfolio, PowerShares Fundamental Pure Mid Growth Portfolio, PowerShares Fundamental Pure Mid Value Portfolio, PowerShares Fundamental Pure Small Core Portfolio, PowerShares Fundamental Pure Small Growth Portfolio and PowerShares Fundamental Pure Small Value Portfolio (excluding interest expenses, offering costs, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in SEC Form N-1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A. Except as set forth below, the offering costs excluded from the Expense Caps are:  (a) initial legal fees pertaining to the Funds’ shares offered for sale; (b) initial SEC and state registration fees; and (c) initial fees paid to be listed on an exchange.

(c) to the extent necessary to prevent the operating expenses of each Fund other than PowerShares Dynamic Market Portfolio, PowerShares Dynamic OTC Portfolio, PowerShares FTSE RAFI US 1000 Portfolio, PowerShares FTSE RAFI US 1500 Small-Mid Portfolio,

PowerShares S&P 500 High Quality Portfolio, PowerShares Morningstar StockInvestor Core Portfolio, PowerShares Fundamental Pure Large Growth Portfolio, PowerShares Fundamental Pure Large Value Portfolio, PowerShares Fundamental Pure Large Core Portfolio, PowerShares Fundamental Pure Mid Core Portfolio, PowerShares Fundamental Pure Mid Growth Portfolio, PowerShares Fundamental Pure Mid Value Portfolio, PowerShares Fundamental Pure Small Core Portfolio, PowerShares Fundamental Pure Small Growth Portfolio and PowerShares Fundamental Pure Small Value Portfolio (excluding interest expenses, licensing fees, offering costs, brokerage commissions and other trading expenses, taxes, Acquired Fund Fees and Expenses (as defined in SEC Form N-1A) and extraordinary expenses) from exceeding the percentage of average daily net assets set forth in Schedule A, at least until the date set forth in Schedule A. Except as set forth below, the offering costs excluded from the Expense Caps are:  (a) initial legal fees pertaining to the Funds’ shares offered for sale; (b) initial SEC and state registration fees; and (c) initial fees paid to be listed on an exchange.

2.             Subject to the limitations specified below, each Fund other than the PowerShares Dynamic Market Portfolio and the PowerShares Dynamic OTC Portfolio shall reimburse the Adviser, without interest, for fees waived and/or expenses absorbed by the Adviser for the purpose of maintaining each Fund’s expense ratio at or below its Expense Cap (the “Reimbursement Payments”).

3.             The Adviser shall be entitled to Reimbursement Payments from a Fund on the earliest date that any such payments may be made without thereby causing the Fund to (i) exceed its Expense Cap then in effect, or (ii) if the Expense Cap is no longer in effect, exceed an expense ratio equal to the most recent applicable Expense Cap (the “Maximum Expense Level”), but shall have no right to any Reimbursement Payments from the Fund to the extent any such payment would result in the Fund exceeding its Expense Cap or Maximum Expense Level.

4.             The Funds’ obligations to make Reimbursement Payments with respect to any particular fees waived, and/or expenses absorbed, shall expire three years from the date the fee or expense would otherwise have been accrued by the Fund, and may be terminated by the Trust or the Adviser, without penalty, upon 60 days prior written notice.

5.             The Adviser shall, upon termination of the Agreement, have no claim against the Trust or the Funds for any unreimbursed amounts.

Dated: June 16, 2011

POWERSHARES EXCHANGE-TRADED FUND TRUST

By:	/s/ Andrew Schlossberg
Andrew Schlossberg

INVESCO POWERSHARES CAPITAL MANAGEMENT LLC

By:	/s/ Benjamin Fulton
Benjamin Fulton

SCHEDULE A

(as of April 30, 2012)

		Date of
	Expense	Expiration of
Portfolio	Cap (%)	Expense Cap
PowerShares Dynamic Market Portfolio	0.60	8/31/13
PowerShares Dynamic OTC Portfolio	0.60	8/31/13
PowerShares Dynamic Large Cap Growth Portfolio	0.60	8/31/13
PowerShares Dynamic Large Cap Value Portfolio	0.60	8/31/13
PowerShares Fundamental Pure Mid Growth Portfolio	0.39	8/31/13
PowerShares Fundamental Pure Mid Value Portfolio	0.39	8/31/13
PowerShares Fundamental Pure Small Growth Portfolio	0.39	8/31/13
PowerShares Fundamental Pure Small Value Portfolio	0.39	8/31/13
PowerShares Zacks Micro Cap Portfolio	0.60	8/31/13
PowerShares Golden Dragon Halter USX China Portfolio	0.60	8/31/13
PowerShares WilderHill Clean Energy Portfolio	0.60	8/31/13
PowerShares High Yield Equity Dividend Achievers™ Portfolio	0.50	8/31/13
PowerShares S&P 500® High Quality Portfolio	0.50	8/31/13
PowerShares Aerospace & Defense Portfolio	0.60	8/31/13
PowerShares Dynamic Biotechnology & Genome Portfolio	0.60	8/31/13
PowerShares Dynamic Leisure and Entertainment Portfolio	0.60	8/31/13
PowerShares Dynamic Food & Beverage Portfolio	0.60	8/31/13
PowerShares Dynamic Media Portfolio	0.60	8/31/13
PowerShares Dynamic Networking Portfolio	0.60	8/31/13
PowerShares Dynamic Pharmaceuticals Portfolio	0.60	8/31/13
PowerShares Dynamic Semiconductors Portfolio	0.60	8/31/13
PowerShares Dynamic Software Portfolio	0.60	8/31/13
PowerShares Dividend Achievers™ Portfolio	0.50	8/31/13
PowerShares International Dividend Achievers™ Portfolio	0.50	8/31/13
PowerShares Dynamic Building & Construction Portfolio	0.60	8/31/13
PowerShares Dynamic Energy Exploration & Production Portfolio	0.60	8/31/13
PowerShares Dynamic Insurance Portfolio	0.60	8/31/13
PowerShares Dynamic Oil & Gas Services Portfolio	0.60	8/31/13
PowerShares Dynamic Retail Portfolio	0.60	8/31/13
PowerShares Dynamic Utilities Portfolio	0.60	8/31/13
PowerShares Lux Nanotech Portfolio	0.60	8/31/13
PowerShares FTSE RAFI US 1000 Portfolio	0.39	8/31/13
PowerShares Water Resources Portfolio	0.60	8/31/13
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio	0.39	8/31/13
PowerShares Dynamic MagniQuant Portfolio	0.60	8/31/13
PowerShares Fundamental Pure Large Core Portfolio	0.39	8/31/13
PowerShares Fundamental Pure Mid Core Portfolio	0.39	8/31/13
PowerShares Fundamental Pure Small Core Portfolio	0.39	8/31/13
PowerShares Dynamic Basic Materials Sector Portfolio	0.60	8/31/13
PowerShares Dynamic Consumer Discretionary Sector Portfolio	0.60	8/31/13
PowerShares Dynamic Consumer Staples Sector Portfolio	0.60	8/31/13
PowerShares Dynamic Energy Sector Portfolio	0.60	8/31/13
PowerShares Dynamic Financial Sector Portfolio	0.60	8/31/13

PowerShares Dynamic Industrials Sector Portfolio	0.60	8/31/13
PowerShares Dynamic Healthcare Sector Portfolio	0.60	8/31/13
PowerShares Dynamic Technology Sector Portfolio	0.60	8/31/13
PowerShares Dynamic Banking Portfolio	0.60	8/31/13
PowerShares Buyback Achievers™ Portfolio	0.60	8/31/13
PowerShares Cleantech™ Portfolio	0.60	8/31/13
PowerShares Financial Preferred Portfolio	0.60	8/31/13
PowerShares Global Listed Private Equity Portfolio	0.60	8/31/13
PowerShares DWA Technical Leaders™ Portfolio	0.60	8/31/13
PowerShares Morningstar StockInvestor Core Portfolio	0.50	8/31/13
PowerShares WilderHill Progressive Energy Portfolio	0.60	8/31/13
PowerShares Fundamental Pure Large Growth Portfolio	0.39	8/31/13
PowerShares Fundamental Pure Large Value Portfolio	0.39	8/31/13